RULE 424B(3)

                                    Filed pursuant to Registration No. 333-55162


               SUPPLEMENT TO BBJ ENVIRONMENTAL TECHNOLOGIES, INC.

                         PROSPECTUS DATED MARCH 30, 2001

         Selling security holders named in this prospectus may sell their shares of common stock of BBJ Environmental Technologies, Inc. registered in the registration statement of which this prospectus is a part either as registered securities through the delivery of this prospectus and in accordance with the plan of distribution set forth therein or pursuant to any applicable exemption from registration including, without limitation, Rule 144 or Section 4(1) of the Securities Act of 1933, as amended, so long as all conditions of such exemption or rule have been met. It should be noted that the exemption from registration contained in Rule 144 and Section 4(1) of the Securities Act may not be available to certain stockholders and selling security holders of BBJ Environmental Technologies, Inc. who were promoters or affiliates of BBJ Environmental Technologies, Inc. when it was a blank check company before June 1, 2000, regardless of technical compliance with the rule, including subsequent transferees of the promoters or affiliated persons.

                  THE DATE OF THIS PROSPECTUS IS MAY 16, 2001.